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                                                                   EXHIBIT 10.20

                              PAGING NETWORK, INC.

                      1992 STOCK OPTION PLAN FOR DIRECTORS

                  (As Amended and Restated December 10, 1997)

         1. Purpose. The purpose of this Plan is to advance the interests of PAGING NETWORK, INC. (the "Company") by providing an opportunity for non-employee directors of the Company to purchase Common Stock of the Company through the exercise of options granted under the Plan and, on an elective basis, to receive grants of options on shares or shares in lieu of directors fees.

         2. Effective Date. This 1992 Stock Option Plan for Directors (the "Plan") became effective on May 21, 1992 (the "Effective Date"), the date it was adopted by the Board of Directors of, the Company (the "Board") and approved by the stockholders of the Company. The Plan was amended and restated by the Board on January 9, 1997, subject to stockholder approval, which was given on May 22, 1997.

         3. Stock Subject to the Plan. Awards of Common Stock and options to purchase shares of the $.01 par value common stock of the Company ("Common Stock") may be granted under the Plan. At no time shall the number of shares of Common Stock then outstanding which are attributable to the grant of shares under the Plan or the exercise of options granted under the Plan plus the number of shares then issuable upon exercise of outstanding options granted under the Plan exceed 750,000 shares, subject, however, to the adjustment provisions of Paragraph 9 of the Plan. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered under the Plan may, in whole or in part, be either authorized but unissued shares or issued shares reacquired by the Company.

         4.      Options.

                 (a)      Nonelective Grants.

                          (i)     Initial Election. On the day of a person's
initial election as a director, each eligible director who is not an employee of the Company shall receive an option to purchase 45,000 shares of Common Stock.

                          (ii)    Subsequent Grants. On the day immediately
following the date on which an eligible director's most recently granted option under this Plan (other than as an Elective Grant, defined in subsection (b) below) has become exercisable in full, such director shall receive a further option to purchase 45,000 shares of Common Stock.
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                 (b)      Elective Grants.

                          (i)     Grant & Conditions Thereto. Subject to the
following qualifications, any eligible director shall receive a grant under the Plan of either (x) that whole number of shares of Common Stock having a fair market value equal to or most nearly approaching the amount of the director's annual retainer and meeting fees, as the case may be, as and when otherwise payable in cash or (y) an option, granted on the second Monday of January beginning in January, 1997, to purchase that whole number of shares of Common Stock resulting in an option having a value, determined under the method and assumptions for valuing options most recently employed for purposes of the Company's annual proxy statement to stockholders, equal to or most nearly approaching the amount of the director's annual retainer fee for the year and the meetings fees payable to the director assuming his attendance at each of the Board meetings, and meetings of committees of the Board of which he is a member, for the coming year. Grants of shares or options pursuant to this
Section 4(b) are here referred to as "Elective Grants."

                          (ii)    Election Procedures. To receive an Elective
Grant with respect to any calendar year's retainer and meetings fees, a director must elect in writing to receive shares or options in lieu of the Company's payment in cash of the directors' annual retainer and meeting fees for such year. Any such election shall be made by written notice to the Company to forego any cash payment of the retainer and meeting fees taken into consideration in determining the number of shares subject to such Grant, such notice to be given prior to the beginning of that calendar year (or on or prior to May 22, 1997, in the case of Elective Grants to otherwise be made in respect of 1997). Such election shall not affect his or her right to cash compensation in accordance with the Company's director compensation policies as in effect from time to time for any number of Board or committee meetings attended in a calendar year in excess of the number taken into account in determining the number of shares subject to an Elective Grant in option form made to the director in January of that year. Such election shall specify whether the director wishes to receive an Elective Grant of shares, or of options, as provided above. Combinations of shares and options for the same calendar year are not permitted. Each such election shall be irrevocable as to a calendar year once that year begins, except that in the event the stockholders should fail to approve this amended and restated Plan, all such elections, shall be immediately revoked and the director promptly paid in cash any fees theretofore withheld pursuant to such election. Any such election may be of continuing effect, i.e., to carry over from year to year, until revoked as to a year or years subsequent to the year in which revoked.

                 (c) Effect of Lack of Shares. In the event that on any date on which shares or options are to be granted hereunder, there is not a sufficient number of shares
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available to implement fully the grants then to be made, then each such director entitled to a grant at such time shall receive a pro rata portion of the grant contemplated by the preceding provisions. In addition, if the grants which are to be made but cannot be fully implemented are Elective Grants, then the director's agreement to forego fees shall be deemed automatically revoked to the same extent.

         5. Administration. The Plan shall be administered by the Committee. The members of the Committee shall be elected by the Board, which shall have the discretion to remove any member of the Committee for any reason. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, any director receiving grants hereunder and all other persons.

         6. Duration of the Plan. This Plan shall terminate on January 20, 2002 unless terminated earlier pursuant to Paragraph 10, and no options or shares may be granted thereafter.

         7. Eligibility. Any person who is a director of the Company and who is not an employee of the Company and who has not been an employee of the Company during the 24 months preceding the date of grant is eligible to have an option granted to him or her and to elect to receive Elective Grants.

         8. Terms and Conditions of Options. Options granted under the Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions as the Committee shall determine; provided, however, that such agreements shall evidence among their terms and conditions the following:

                 (a) Price. The purchase price per share of Common Stock payable upon the exercise of each option granted hereunder shall be 100% of the fair market value of the stock on the day the option is granted or, in the event there is no fair market value available on the day the option is granted, on the date next following the day the option is granted for which a fair market value is available.

                 (b) Number of Shares. Each option agreement shall specify the number of shares to which it pertains.

                 (c) Exercise of Options. In general, each option grant shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any shares later than ten years after the date of the grant of such option. However, Elective Grants of options shall become exercisable as to one-twelfth, two-twelfths, and so on, of the number of shares covered by each such Grant (or the nearest lower number of whole shares, if less) on the
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last day of the first through twelfth calendar months to end subsequent to the date such Grant was made (including the January in which such grant was made). Notwithstanding the foregoing, no option grant pursuant to this amended and restated Plan, Elective Grant or otherwise, may be exercised until the shareholders of the Company shall have approved this amended and restated Plan.

                 (d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Company's Treasurer or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If shares to be purchased are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution and acknowledging the consequences for resale of absence of registration. Payment shall be made in full at the time the option is exercised. Payment shall be made either by
(i) check, (ii) if permitted by the Committee and stated in the option agreement, by delivery and assignment to the Company of shares of Common Stock having a value equal to the option price, or (iii) by a combination of (i) and
(ii). The value of the Common Stock for such purpose shall be its fair market value as of the date the option is exercised, as determined in accordance with procedures to be established by the Committee.

                 (e) Withholding Taxes, Delivery of Shares. The Company's obligation to deliver shares of Common Stock under the Plan or upon exercise of an option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local tax withholding obligations.

                 (f) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

                 (g) Termination of Options. Each option agreement shall contain provisions for the termination of the options granted thereunder if the optionee ceases for any reason to be a director of the Company no more favorable to the optionee than the following:

                          (i)     if the optionee ceases to be a director of
the Company for any reason other than disability or death, he may at any time within a period of three months after he ceased to be a director exercise each of his options to the extent that the option was exercisable by him on the date on which he ceased to be a director;

                          (ii)    if the optionee ceases to be a director of
the Company because of disability within the meaning of Section 22(e)(3) of the Code, he
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may at any time within a period of one year after such termination exercise his option to the extent that the option was exercisable by him on the date he ceased to be a director; and

                          (iii)   if the optionee dies at a time when he might
have exercised the option, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to Paragraph 8(f) hereof may, at any time within a period of one year after the optionee's death, or the termination of the option pursuant to this Plan, whichever is earlier, exercise it to the extent the optionee might have exercised it at the time of his death.

                 (h) Rights as Stockholder. An optionee shall have no rights as a stockholder with respect to any shares covered by his option until the date the option has been exercised and the full purchase price for such shares has been received by the Company.

         9. Stock Dividends; Stock Splits; Stock Combinations; Recapitalizations. Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan and in the number, kind, and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

         10. Merger; Sale of Assets; Dissolution. Except as otherwise determined by the Committee, if the Company is merged or consolidated into a new surviving company and the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own less than a majority of the ordinary voting power to elect directors of the new surviving company (on a fully-diluted basis), or if there is a sale of all or substantially all of the Company's assets or capital stock in any transaction or series of related transactions, then (i) ten business days before any such occurrence, every option outstanding hereunder shall become immediately exercisable in full, to the extent not then exercised, and (ii) upon such occurrence, every option outstanding hereunder will terminate, to the extent not then exercised. In the event of a change of the Common Stock resulting from a merger or similar reorganization other than as described in the preceding sentence, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted, in such manner as the Committee may deem equitable, to prevent substantial dilution or enlargement of the rights available or granted hereunder.

         11. Termination or Amendment of Plan. The Board may at any time terminate the Plan, or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided:
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                 (a)      that no such termination or amendment shall adversely
affect or impair any then outstanding option or any shares at the time subject to options without the consent of the optionee holding such option; and

                 (b) that any such amendment which requires stockholder approval in order to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, applicable state law, or NASD or exchange listing requirements shall be subject to approval by the stockholders of the Company within one year from the effective date of such amendment and shall be null and void if such approval is not obtained.